VISA

Visa Inc. Reports Fiscal First Quarter 2021 Results

San Francisco, CA, January 28, 2021 – Visa Inc. (NYSE: V)

- GAAP and non-GAAP net income of $3.1B or $1.42 per share
- Net revenues of $5.7B, a decrease of 6%
- Payments volume, cross-border volume and processed transactions growth all improved versus the prior quarter
- Returned $2.5B of capital to shareholders in the form of share repurchases and dividends
- The board of directors authorized a new $8.0 billion share repurchase program, bringing total funds available for share repurchase to over $11 billion

	Q1 2021	
In billions, except percentages and per share data. % change is calculated over the comparable prior-year period.	USD	% Change
Net Revenues	$5.7	(6%)
GAAP Net Income	$3.1	(4%)
GAAP Earnings Per Share	$1.42	(3%)
Non-GAAP Net Income[(1)]	$3.1	(4%)
Non-GAAP Earnings Per Share[(1)]	$1.42	(3%)

[(1)] Non-GAAP results exclude equity investment gains and losses, amortization of acquired intangible assets and non-recurring acquisition-related costs.

Q1 2021 Key Business Drivers

(YoY increase / (decrease), volume in constant dollars)

	Q1 2021
Payments Volume	5%
Cross-Border Volume Excluding Intra-Europe[(1)]	(33%)
Cross-Border Volume Total	(21%)
Processed Transactions	4%

[(1)] Cross-border volume excluding transactions within Europe.

Alfred F. Kelly, Jr., *Chairman and Chief Executive Officer, Visa Inc.*, commented on the results:

"Our performance in the fiscal first quarter reflected solid results and continued positive momentum in a challenging COVID-19 environment. We saw sustained strength of debit and eCommerce volumes as well as resilient domestic spending in most countries. We continued to deliver robust Visa Direct transaction growth and accelerated our value added services revenue – all reflective of our progress in the enablement of money movement globally. Looking ahead, I remain confident that Visa will exit the pandemic with strengthened prospects for our long-term growth."

2 Fiscal First Quarter 2021 — Financial Highlights GAAP net income in the fiscal first quarter was $3.1 billion or $1.42 per share, decreases of 4% and 3%, respectively, over prior year’s results. Current and prior year’s results included $16 million and $13 million of net gains from equity investments, respectively. Current and prior year’s results also included $15 million and $13 million, respectively, related to the amortization of acquired intangible assets and non-recurring acquisition-related costs. Excluding these items and the related tax impacts, non- GAAP net income for the quarter was $3.1 billion or $1.42 per share, decreases of 4% and 3%, respectively, over prior year’s results (refer to the accompanying financial tables for further details and a reconciliation of the non-GAAP measures presented). Non- GAAP earnings per share decrease was approximately 4% on a constant-dollar basis. All references to earnings per share assume fully-diluted class A share count. Net revenues in the fiscal first quarter were $5.7 billion, a decrease of 6%, primarily driven by the year-over-year decline in cross- border volume, partially offset by growth in payments volume and processed transactions. Net revenues decrease was approximately 6% on a constant-dollar basis. Had we recognized service revenues on current quarter payments volume, it would have had minimal impact on our net revenue growth. Payments volume for the three months ended September 30, 2020, on which fiscal first quarter service revenue is recognized, increased 4% over the prior year on a constant-dollar basis. Payments volume for the three months ended December 31, 2020, increased 5% over the prior year on a constant-dollar basis. Cross-border volume excluding transactions within Europe, which drive our international transaction revenues, declined 33% on a constant-dollar basis for the three months ended December 31, 2020. Total cross-border volume on a constant-dollar basis declined 21% in the quarter. Total processed transactions, which represent transactions processed by Visa, for the three months ended December 31, 2020, were 39.2 billion, a 4% increase over the prior year, led by domestic transactions. Fiscal first quarter service revenues were $2.7 billion, an increase of 5% over the prior year, and are recognized based on payments volume in the prior quarter. All other revenue categories are recognized based on current quarter activity. Data processing revenues grew 6% over the prior year to $3.0 billion. International transaction revenues declined 28% over the prior year to $1.5 billion. Other revenues of $384 million rose 5% over the prior year. Client incentives, a contra-revenue item, were $1.9 billion and represent 24.6% of gross revenues. GAAP operating expenses were $1.8 billion for the fiscal first quarter, a 10% decrease over the prior year's results, including the amortization of acquired intangible assets and non-recurring acquisition-related costs in the current and prior year. Excluding these operating expense items, non-GAAP operating expenses decreased 10% over the prior year, primarily driven by general and administrative and marketing expenses. GAAP non-operating expense was $96 million for the fiscal first quarter, including $16 million of net equity investment gains. Excluding this item, non-GAAP non-operating expense was $112 million. GAAP and non-GAAP effective income tax rate was 16.6% for the quarter ended December 31, 2020. GAAP and non-GAAP tax rates benefited from completing certain tax audits. Cash, cash equivalents and investment securities were $18.2 billion at December 31, 2020. The weighted-average number of diluted shares of class A common stock outstanding was 2.20 billion for the quarter ended December 31, 2020.

3 Other Notable Items Visa continues to monitor the COVID-19 impact globally. During the quarter, several countries experienced a rise in cases and implemented restrictive measures, primarily impacting card present spending. While cross-border spending did improve for the quarter, it remains depressed, led by travel spending, as the majority of borders remain closed. Card not present excluding travel in both domestic and cross-border volume continued to grow at elevated levels. On November 20, 2020, Visa announced it completed the acquisition of YellowPepper. We believe this acquisition will accelerate the adoption of Visa’s “network of networks” strategy in Latin America and the Caribbean by significantly reducing the time-to- market and cost for issuers and processors associated with accessing innovative and interoperable solutions, regardless of who owns or operates the payment rails. On December 14, 2020, Visa repaid $3.0 billion of principal upon maturity of its senior notes. On January 12, 2021, Visa and Plaid announced that the companies mutually terminated their merger agreement and agreed with the Department of Justice to dismiss the litigation related to the proposed transaction. The proposed transaction was first announced on January 13, 2020. During the three months ended December 31, 2020, Visa repurchased 8.7 million shares of class A common stock at an average price of $202.30 per share for $1.8 billion. As of January 1, 2021, Visa had $3.6 billion available for share repurchase and on January 26, 2021, the board of directors authorized an additional $8.0 billion class A common stock share repurchase program. On January 26, 2021, the board of directors declared a quarterly cash dividend of $0.32 per share of class A common stock (determined in the case of class B and C common stock and series A, B and C convertible participating preferred stock on an as- converted basis) payable on March 1, 2021, to all holders of record as of February 12, 2021. Financial Outlook for Fiscal Full-Year 2021 Given the continuing impact of COVID-19 and the significant uncertainty in the global economy, it is difficult to reasonably estimate the Company's annual results; therefore we are not providing a fiscal full-year 2021 outlook at this time.

4 Fiscal First Quarter 2021 Earnings Results Call Details Visa’s executive management team will host a live audio webcast beginning at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time) today to discuss the financial results and business highlights. All interested parties are invited to listen to the live webcast at http://investor.visa.com. A replay of the webcast will be available on the Visa Investor Relations website for 30 days. Investor information, including supplemental financial information, is available on Visa Inc.’s Investor Relations website at http://investor.visa.com. Forward-Looking Statements This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 that relate to, among other things, the impact on our underlying business drivers and other volume and transaction trends as a result of COVID-19, our future operations, prospects, developments, strategies and business growth. Forward-looking statements generally are identified by words such as “anticipates,” “estimates,” “expects,” “intends,” “may,” “projects,” “outlook,” “could,” “should,” “will,” “continue” and other similar expressions. All statements other than statements of historical fact could be forward- looking statements, which speak only as of the date they are made, are not guarantees of future performance and are subject to certain risks, uncertainties and other factors, many of which are beyond our control and are difficult to predict. Actual results could differ materially from those expressed in, or implied by, our forward-looking statements due to a variety of factors, including, but not limited to:  impact of global economic, political, market, health and social events or conditions, including the impact of COVID-19;  increased oversight and regulation of the global payments industry and our business;  impact of government-imposed obligations and/or restrictions on international payment systems;  outcome of tax, litigation and governmental investigation matters;  increasingly intense competition in the payments industry, including competition for our clients and merchants;  proliferation and continuous evolution of new technologies and business models;  our ability to maintain relationships with our clients, acquirers, processors, merchants and other third parties;  brand or reputational damage;  exposure to loss or illiquidity due to settlement guarantees;  the impact of the United Kingdom’s withdrawal from the European Union;  a disruption, failure, breach or cyber-attack of our networks or systems;  risks, uncertainties and the failure to achieve the anticipated benefits with respect to our acquisitions and other strategic investments; and  other factors described in our filings with the U.S. Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended September 30, 2020, and our subsequent reports on Forms 10-Q and 8-K. Except as required by law, we do not intend to update or revise any forward-looking statements as a result of new information, future events or otherwise. About Visa Inc. Visa Inc. (NYSE: V) is the world’s leader in digital payments. Our mission is to connect the world through the most innovative, reliable and secure payment network – enabling individuals, businesses and economies to thrive. Our advanced global processing network, VisaNet, provides secure and reliable payments around the world, and is capable of handling more than 65,000 transaction messages a second. Our relentless focus on innovation is a catalyst for the rapid growth of digital commerce on any device for everyone, everywhere. As the world moves from analog to digital, Visa is applying our brand, products, people, network and scale to reshape the future of commerce. For more information, visit usa.visa.com/about-visa.html, usa.visa.com/visa- everywhere/blog.html and @VisaNews. Contacts Investor Relations Mike Milotich or Jennifer Como, 650-432-7644 InvestorRelations@visa.com Media Relations Andy Gerlt, 415-805-5070 Press@visa.com

5 Fiscal First Quarter 2021 — Financial Summary YoY Change GAAP Non-GAAP GAAP Non-GAAP Revenues Service revenues 2,677$ 2,677$ 5% 5% Data processing revenues 3,033 3,033 6% 6% International transaction revenues 1,451 1,451 (28%) (28%) Other revenues 384 384 5% 5% Client incentives (1,858) (1,858) 6% 6% Net revenues 5,687 5,687 (6%) (6%) Operat ing Expenses Personnel 981 978 0% 0% Marketing 205 205 (25%) (25%) Network and processing 173 173 (4%) (4%) Professional fees 83 83 (21%) (21%) Depreciation and amortization 197 185 8% 8% General and administrative 203 203 (35%) (35%) Litigation provision 1 1 165% 165% Total operat ing expenses 1 ,843 1 ,828 (10%) (10%) Operat ing income 3,844 3,859 (4%) (4%) Non-operating expense (96) (112) 130% 107% Effective tax rate 16.6% 16.6% (1 ppt) (1 ppt) Net income 3,126$ 3 ,125$ (4%) (4%) Earnings per share 1 .42$ 1 .42$ (3%) (3%) YoY Change Constant Nominal Payments volume 5% 5% Cross-border volume excluding intra-Europe(1) (33%) (32%) Cross-border volume total (21%) (18%) Processed transactions 4% 4% (1) Cross-border volume excluding transactions within Europe. Q1 FISCAL 2021 INCOME STATEMENT SUMMARY (in millions, except percentages and per share data) Three Months Ended December 31, 2020 Q1 FISCAL 2021 KEY BUSINESS DRIVERS

6 Visa Inc. Consolidated Balance Sheets (unaudited) December 31, 2020 September 30, 2020 (in millions, except per share data) Assets Cash and cash equivalents $ 15,032 $ 16,289 Restricted cash equivalents—U.S. litigation escrow 894 901 Investment securities 3,009 3,752 Settlement receivable 1,596 1,264 Accounts receivable 1,746 1,618 Customer collateral 1,993 1,850 Current portion of client incentives 1,281 1,214 Prepaid expenses and other current assets 729 757 Total current assets 26,280 27,645 Investment securities 161 231 Client incentives 3,192 3,175 Property, equipment and technology, net 2,713 2,737 Goodwill 16,121 15,910 Intangible assets, net 28,593 27,808 Other assets 3,366 3,413 Total assets $ 80,426 $ 80,919 Liabilities Accounts payable $ 131 $ 174 Settlement payable 2,048 1,736 Customer collateral 1,993 1,850 Accrued compensation and benefits 600 821 Client incentives 4,479 4,176 Accrued liabilities 2,230 1,840 Current maturities of debt — 2,999 Accrued litigation 909 914 Total current liabilities 12,390 14,510 Long-term debt 21,055 21,071 Deferred tax liabilities 5,343 5,237 Other liabilities 3,959 3,891 Total liabilities 42,747 44,709 Equity Preferred stock, $0.0001 par value, 25 shares authorized and 5 shares issued and outstanding as follows: Series A convertible participating preferred stock, less than one shares issued and outstanding at December 31, 2020 and September 30, 2020 (the “series A preferred stock”) 1,049 2,437 Series B convertible participating preferred stock, 2 shares issued and outstanding at December 31, 2020 and September 30, 2020 (the “UK&I preferred stock”) 1,097 1,106 Series C convertible participating preferred stock, 3 shares issued and outstanding at December 31, 2020 and September 30, 2020 (the “Europe preferred stock”) 1,537 1,543 Class A common stock, $0.0001 par value, 2,001,622 shares authorized, 1,696 and 1,683 shares issued and outstanding at December 31, 2020 and September 30, 2020, respectively — — Class B common stock, $0.0001 par value, 622 shares authorized, 245 shares issued and outstanding at December 31, 2020 and September 30, 2020 — — Class C common stock, $0.0001 par value, 1,097 shares authorized, 11 shares issued and outstanding at December 31, 2020 and September 30, 2020 — — Right to recover for covered losses (34) (39) Additional paid-in capital 18,063 16,721 Accumulated income 14,813 14,088 Accumulated other comprehensive income (loss), net: Investment securities 2 3 Defined benefit pension and other postretirement plans (194) (196) Derivative instruments (538) (291) Foreign currency translation adjustments 1,884 838 Total accumulated other comprehensive income (loss), net 1,154 354 Total equity 37,679 36,210 Total liabilities and equity $ 80,426 $ 80,919

7 Visa Inc. Consolidated Statements of Operations (unaudited) Three Months Ended December 31, 2020 2019 (in millions, except per share data) Net revenues $ 5,687 $ 6,054 Operating Expenses Personnel 981 982 Marketing 205 274 Network and processing 173 181 Professional fees 83 106 Depreciation and amortization 197 182 General and administrative 203 313 Litigation provision 1 — Total operating expenses 1,843 2,038 Operating income 3,844 4,016 Non-operating Income (Expense) Interest expense, net (136) (111) Investment income and other 40 69 Total non-operating income (expense) (96) (42) Income before income taxes 3,748 3,974 Income tax provision 622 702 Net income $ 3,126 $ 3,272 Basic Earnings Per Share Class A common stock $ 1.42 $ 1.46 Class B common stock $ 2.31 $ 2.37 Class C common stock $ 5.69 $ 5.85 Basic Weighted-average Shares Outstanding Class A common stock 1,694 1,713 Class B common stock 245 245 Class C common stock 11 11 Diluted Earnings Per Share Class A common stock $ 1.42 $ 1.46 Class B common stock $ 2.31 $ 2.37 Class C common stock $ 5.68 $ 5.84 Diluted Weighted-average Shares Outstanding Class A common stock 2,200 2,240 Class B common stock 245 245 Class C common stock 11 11

8 Visa Inc. Consolidated Statements of Cash Flows (unaudited) Three Months Ended December 31, 2020 2019 (in millions) Operating Activities Net income $ 3,126 $ 3,272 Adjustments to reconcile net income to net cash provided by (used in) operating activities: Client incentives 1,858 1,748 Share-based compensation 122 116 Depreciation and amortization of property, equipment, technology and intangible assets 197 182 Deferred income taxes 5 (47) VE territory covered losses incurred (10) (4) Other 25 (50) Change in operating assets and liabilities: Settlement receivable (244) (183) Accounts receivable (108) (107) Client incentives (1,485) (1,943) Other assets 235 123 Accounts payable (39) (12) Settlement payable 194 218 Accrued and other liabilities (357) 136 Accrued litigation (6) 426 Net cash provided by (used in) operating activities 3,513 3,875 Investing Activities Purchases of property, equipment and technology (160) (191) Investment securities: Purchases (1,315) (400) Proceeds from maturities and sales 2,163 1,202 Acquisitions, net of cash acquired (75) (77) Purchases of / contributions to other investments (18) (9) Other investing activities 44 37 Net cash provided by (used in) investing activities 639 562 Financing Activities Repurchase of class A common stock (1,796) (2,370) Repayments of debt (3,000) — Dividends paid (703) (671) Cash proceeds from issuance of class A common stock under employee equity plans 61 55 Restricted stock and performance-based shares settled in cash for taxes (134) (147) Net cash provided by (used in) financing activities (5,572) (3,133) Effect of exchange rate changes on cash, cash equivalents, restricted cash and restricted cash equivalents 304 127 Increase (decrease) in cash, cash equivalents, restricted cash and restricted cash equivalents (1,116) 1,431 Cash, cash equivalents, restricted cash and restricted cash equivalents at beginning of period 19,171 10,832 Cash, cash equivalents, restricted cash and restricted cash equivalents at end of period $ 18,055 $ 12,263 Supplemental Disclosure Cash paid for income taxes, net $ 252 $ 345 Interest payments on debt $ 281 $ 234 Accruals related to purchases of property, equipment and technology $ 13 $ 66

9 Visa Inc. Fiscal 2021 and 2020 Quarterly Results of Operations (unaudited) Fiscal 2021 Quarter Ended Fiscal 2020 Quarter Ended December 31, 2020 September 30, 2020 June 30, 2020 March 31, 2020 December 31, 2019 (in millions) Net revenues $ 5,687 $ 5,101 $ 4,837 $ 5,854 $ 6,054 Operating Expenses Personnel 981 922 941 940 982 Marketing 205 288 174 235 274 Network and processing 173 191 172 183 181 Professional fees 83 104 95 103 106 Depreciation and amortization 197 196 197 192 182 General and administrative 203 256 258 269 313 Litigation provision 1 2 1 8 — Total operating expenses 1,843 1,959 1,838 1,930 2,038 Operating income 3,844 3,142 2,999 3,924 4,016 Non-operating Income (Expense) Interest expense, net (136) (145) (142) (118) (111) Investment income and other 40 58 75 23 69 Total non-operating income (expense) (96) (87) (67) (95) (42) Income before income taxes 3,748 3,055 2,932 3,829 3,974 Income tax provision 622 918 559 745 702 Net income $ 3,126 $ 2,137 $ 2,373 $ 3,084 $ 3,272

Visa Inc. Reconciliation of Non-GAAP Financial Results (unaudited)

We use non-GAAP financial measures of our performance which exclude certain items which we believe are not representative of our continuing operations, as they may be non-recurring or have no cash impact, and may distort our longer-term operating trends. We consider non-GAAP measures useful to investors because they provide greater transparency into management's view and assessment of our ongoing operating performance.

- *Gains and losses on equity investments.* Gains and losses on equity investments include periodic non-cash fair value adjustments and gains and losses upon sale of an investment. These long-term investments are strategic in nature and are primarily private company investments. Gains and losses and the related tax impacts associated with these investments are tied to the performance of the companies that we invest in and therefore do not correlate to the underlying performance of our business.
- *Amortization of acquired intangible assets.* Amortization of acquired intangible assets consists of amortization of intangible assets such as developed technology, customer relationships and brands acquired in connection with business combinations executed beginning in fiscal 2019. Amortization charges for our acquired intangible assets are non-cash and are significantly affected by the timing, frequency and size of our acquisitions, rather than our core operations. As such, we have excluded this amount and the related tax impact to facilitate an evaluation of our current operating performance and comparison to our past operating performance.
- *Acquisition-related costs.* Acquisition-related costs consist primarily of one-time transaction and integration costs associated with our business combinations. These costs include professional fees, technology integration fees, restructuring activities and other direct costs related to the purchase and integration of acquired entities. It also includes retention equity and deferred equity compensation when they are agreed upon as part of the purchase price of the transaction but are required to be recognized as expense post-combination. We have excluded these amounts and the related tax impacts as the expenses are recognized for a limited duration and do not reflect the underlying performance of our business.

Non-GAAP operating expense, non-operating income (expense), income tax provision, effective income tax rate, net income and diluted earnings per share should not be relied upon as substitutes for, or considered in isolation from, measures calculated in accordance with U.S. GAAP. The following tables reconcile our as-reported financial measures, calculated in accordance with U.S. GAAP, to our respective non-GAAP financial measures for the three months ended December 31, 2020 and 2019.

	Three Months Ended December 31, 2020					
	Operating Expenses	Non-operating Income (Expense)	Income Tax Provision	Effective Income Tax Rate[1]	Net Income	Diluted Earnings Per Share[1]
	(in millions, except percentages and per share data)					
As reported	$ 1,843	$ (96)	$ 622	16.6 %	$ 3,126	$ 1.42
(Gains) Losses on equity investments, net	—	(16)	(4)		(12)	(0.01)
Amortization of acquired intangible assets	(12)	—	3		9	—
Acquisition-related costs	(3)	—	1		2	—
Non-GAAP	$ 1,828	$ (112)	$ 622	16.6 %	$ 3,125	$ 1.42

	Three Months Ended December 31, 2019					
	Operating Expenses	Non-operating Income (Expense)	Income Tax Provision	Effective Income Tax Rate[1]	Net Income	Diluted Earnings Per Share[1]
	(in millions, except percentages and per share data)					
As reported	$ 2,038	$ (42)	$ 702	17.7 %	$ 3,272	$ 1.46
(Gains) Losses on equity investments, net	—	(13)	(3)		(10)	—
Amortization of acquired intangible assets	(11)	—	3		8	—
Acquisition-related costs	(2)	—	—		2	—
Non-GAAP	$ 2,025	$ (55)	$ 702	17.7 %	$ 3,272	$ 1.46

(1) Figures in the table may not recalculate exactly due to rounding. Effective income tax rate, diluted earnings per share and their respective totals are calculated based on unrounded numbers.

VISA

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Operational Performance Data

The tables below provide information regarding the available operational results for the 3 months ended December 31, 2020, as well as the prior four quarterly reporting periods and the 12 months ended December 31, 2020 and 2019, for cards and other form factors carrying the Visa, Visa Electron, V PAY and Interlink brands.

1. Branded Volume and Transactions

The tables present regional total volume, payments volume, and cash volume, and the number of payments transactions, cash transactions, accounts and cards for cards and other form factors carrying the Visa, Visa Electron, V PAY and Interlink brands and excludes Europe co-badged volume and transactions for all periods. Card counts include PLUS proprietary cards. Nominal and constant dollar growth rates over prior years are provided for volume-based data.

For the 3 Months Ended December 31, 2020

	Total Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Transactions (millions)	Cash Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Cash Transactions (millions)
All Visa Credit & Debit											
Asia Pacific	$591	(6.1%)	(9.4%)	$493	(3.6%)	(7.8%)	8,416	$98	(17.0%)	(16.7%)	857
Canada	81	2.4%	1.3%	75	1.6%	0.5%	1,079	7	12.9%	11.7%	8
CEMEA	314	(2.4%)	5.5%	154	7.8%	18.7%	6,630	160	(10.6%)	(4.7%)	1,121
LAC	238	(6.1%)	7.8%	116	(0.3%)	15.7%	4,424	123	(11.0%)	1.2%	1,077
US	1,283	6.9%	6.9%	1,140	8.1%	8.1%	19,465	143	(1.3%)	(1.3%)	767
Europe	607	1.9%	(0.1%)	496	7.3%	4.9%	11,441	112	(16.7%)	(17.5%)	664
Visa Inc.	3,114	1.1%	1.8%	2,473	4.8%	4.5%	51,455	641	(10.8%)	(7.3%)	4,493
Visa Credit Programs											
US	$542	(4.6%)	(4.6%)	$535	(3.4%)	(3.4%)	6,309	$7	(54.5%)	(54.5%)	10
International	720	(7.6%)	(8.8%)	679	(7.0%)	(8.3%)	11,569	40	(16.9%)	(17.0%)	158
Visa Inc.	1,262	(6.4%)	(7.1%)	1,215	(5.4%)	(6.2%)	17,878	47	(25.5%)	(25.6%)	167
Visa Debit Programs											
US	$741	17.4%	17.4%	$605	20.7%	20.7%	13,157	$136	4.6%	4.6%	757
International	1,112	1.0%	3.9%	653	13.6%	14.5%	20,420	459	(12.8%)	(8.2%)	3,568
Visa Inc.	1,853	6.9%	8.9%	1,258	16.9%	17.4%	33,577	595	(9.4%)	(5.5%)	4,325

For the 3 Months Ended September 30, 2020

	Total Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Transactions (millions)	Cash Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Cash Transactions (millions)	Accounts (millions)	Cards (millions)
All Visa Credit & Debit													
Asia Pacific	$545	(10.7%)	(11.3%)	$452	(8.5%)	(9.7%)	7,998	$93	(19.8%)	(18.4%)	820	901	993
Canada	75	(3.6%)	(2.6%)	69	(3.5%)	(2.4%)	1,056	6	(5.1%)	(4.1%)	8	75	82
CEMEA	301	(2.5%)	3.9%	141	5.8%	14.3%	6,415	159	(8.8%)	(3.9%)	1,120	358	358
LAC	201	(16.4%)	(0.0%)	95	(12.4%)	6.3%	3,654	106	(19.7%)	(5.0%)	975	469	509
US	1,262	8.0%	8.0%	1,097	7.5%	7.5%	18,868	165	11.7%	11.7%	812	808	994
Europe	612	5.7%	3.4%	495	12.2%	9.0%	11,686	117	(15.0%)	(15.4%)	735	524	570
Visa Inc.	2,995	0.4%	1.8%	2,349	3.5%	4.0%	49,676	646	(9.5%)	(5.4%)	4,471	3,135	3,505
Visa Credit Programs													
US	$500	(8.7%)	(8.7%)	$493	(7.4%)	(7.4%)	5,866	$6	(56.0%)	(56.0%)	10	277	343
International	667	(12.6%)	(11.6%)	628	(11.8%)	(10.8%)	10,990	39	(24.1%)	(23.4%)	164	712	798
Visa Inc.	1,166	(11.0%)	(10.4%)	1,121	(9.9%)	(9.3%)	16,856	45	(31.1%)	(30.7%)	174	989	1,141
Visa Debit Programs													
US	$762	22.7%	22.7%	$603	23.7%	23.7%	13,002	$159	19.0%	19.0%	802	531	650
International	1,066	1.4%	4.7%	624	16.3%	16.9%	19,818	442	(14.2%)	(8.8%)	3,494	1,615	1,714
Visa Inc.	1,828	9.3%	11.5%	1,227	19.8%	20.1%	32,820	601	(7.3%)	(2.8%)	4,296	2,146	2,364

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For the 3 Months Ended June 30, 2020

	Total Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Transactions (millions)	Cash Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Cash Transactions (millions)	Accounts (millions)	Cards (millions)
All Visa Credit & Debit													
Asia Pacific	$476	(20.9%)	(18.8%)	$396	(18.2%)	(16.1%)	7,041	$80	(32.1%)	(29.7%)	702	902	996
Canada	63	(15.6%)	(12.3%)	56	(18.2%)	(15.0%)	845	7	15.6%	20.1%	7	74	81
CEMEA	238	(19.8%)	(14.3%)	108	(12.9%)	(5.5%)	4,947	130	(24.7%)	(20.3%)	905	354	353
LAC	162	(30.8%)	(14.5%)	72	(30.5%)	(13.0%)	2,932	89	(31.0%)	(15.6%)	841	461	501
US	1,092	(6.5%)	(6.5%)	950	(6.9%)	(6.9%)	16,122	142	(3.2%)	(3.2%)	709	803	993
Europe	462	(18.0%)	(14.6%)	372	(13.4%)	(10.1%)	8,795	89	(32.9%)	(29.4%)	551	520	568
Visa Inc.	2,491	(15.1%)	(12.0%)	1,954	(12.4%)	(9.9%)	40,681	537	(23.8%)	(18.8%)	3,715	3,114	3,490
Visa Credit Programs													
US	$424	(21.7%)	(21.7%)	$417	(21.0%)	(21.0%)	4,903	$7	(49.5%)	(49.5%)	8	275	340
International	562	(24.1%)	(20.6%)	529	(23.5%)	(19.9%)	9,301	33	(32.6%)	(29.5%)	131	710	797
Visa Inc.	987	(23.1%)	(21.1%)	946	(22.4%)	(20.4%)	14,204	41	(36.4%)	(34.1%)	139	985	1,136
Visa Debit Programs													
US	$667	6.8%	6.8%	$532	8.2%	8.2%	11,219	$135	1.8%	1.8%	701	528	653
International	837	(18.6%)	(12.5%)	475	(8.4%)	(2.8%)	15,259	362	(28.9%)	(22.6%)	2,875	1,602	1,701
Visa Inc.	1,505	(9.0%)	(4.8%)	1,008	(0.3%)	2.7%	26,477	497	(22.6%)	(17.2%)	3,576	2,130	2,354

For the 3 Months Ended March 31, 2020

	Total Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Transactions (millions)	Cash Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Cash Transactions (millions)	Accounts (millions)	Cards (millions)
All Visa Credit & Debit													
Asia Pacific	$545	(8.9%)	(7.1%)	$437	(8.4%)	(6.2%)	7,423	$108	(11.1%)	(10.8%)	983	899	989
Canada	66	2.6%	3.8%	61	2.1%	3.2%	932	6	9.0%	10.2%	11	74	80
CEMEA	291	8.3%	9.2%	131	18.3%	19.5%	5,554	160	1.3%	2.1%	1,158	363	360
LAC	219	(4.5%)	7.8%	101	(0.5%)	14.3%	3,824	119	(7.7%)	2.8%	1,108	453	491
US	1,123	4.9%	4.9%	983	5.7%	5.7%	17,630	139	(1.0%)	(1.0%)	853	788	977
Europe	534	1.1%	4.0%	419	3.4%	6.0%	10,348	116	(6.5%)	(2.7%)	815	516	565
Visa Inc.	2,779	0.6%	2.7%	2,131	2.3%	4.1%	45,713	647	(4.5%)	(1.6%)	4,928	3,092	3,463
Visa Credit Programs													
US	$508	4.0%	4.0%	$493	4.0%	4.0%	5,943	$15	2.8%	2.8%	14	276	340
International	668	(6.4%)	(3.4%)	624	(6.4%)	(3.3%)	10,555	44	(7.6%)	(5.2%)	183	712	802
Visa Inc.	1,176	(2.2%)	(0.4%)	1,117	(2.1%)	(0.2%)	16,498	59	(5.1%)	(3.2%)	197	988	1,142
Visa Debit Programs													
US	$615	5.6%	5.6%	$491	7.6%	7.6%	11,688	$124	(1.4%)	(1.4%)	839	512	637
International	988	1.2%	4.8%	524	7.6%	11.0%	17,527	464	(5.2%)	(1.5%)	3,891	1,593	1,684
Visa Inc.	1,603	2.8%	5.1%	1,014	7.6%	9.3%	29,215	588	(4.4%)	(1.5%)	4,730	2,104	2,321

For the 3 Months Ended December 31, 2019

	Total Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Transactions (millions)	Cash Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Cash Transactions (millions)	Accounts (millions)	Cards (millions)
All Visa Credit & Debit													
Asia Pacific	$629	2.1%	1.8%	$511	3.7%	4.2%	8,172	$118	(4.4%)	(7.6%)	1,072	902	996
Canada	79	4.6%	4.6%	73	4.3%	4.3%	1,059	6	7.9%	7.9%	11	73	77
CEMEA	322	11.6%	10.2%	143	24.9%	22.7%	5,642	179	2.9%	2.2%	1,272	362	360
LAC	254	1.0%	8.6%	116	7.2%	16.8%	4,115	138	(3.7%)	2.7%	1,236	447	486
US	1,200	7.1%	7.1%	1,055	7.8%	7.8%	19,015	144	2.1%	2.1%	919	787	969
Europe	596	4.5%	5.4%	462	7.7%	8.2%	11,330	134	(5.3%)	(3.6%)	962	516	568
Visa Inc.	3,080	5.4%	5.9%	2,361	7.6%	8.0%	49,333	719	(1.3%)	(0.7%)	5,472	3,088	3,457
Visa Credit Programs													
US	$568	6.6%	6.6%	$554	6.7%	6.7%	6,756	$14	1.3%	1.3%	15	276	340
International	779	3.5%	4.5%	730	4.2%	5.1%	11,584	48	(5.1%)	(4.8%)	209	711	797
Visa Inc.	1,347	4.8%	5.4%	1,285	5.3%	5.8%	18,340	63	(3.7%)	(3.5%)	224	987	1,137
Visa Debit Programs													
US	$631	7.5%	7.5%	$501	9.0%	9.0%	12,259	$130	2.1%	2.1%	904	511	629
International	1,101	4.9%	5.7%	575	12.0%	12.3%	18,734	526	(1.9%)	(1.0%)	4,343	1,589	1,691
Visa Inc.	1,732	5.8%	6.4%	1,076	10.6%	10.7%	30,993	656	(1.1%)	(0.4%)	5,247	2,100	2,320

VISA
12

For the 12 Months Ended December 31, 2020

	Total Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Transactions (millions)	Cash Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Cash Transactions (millions)
All Visa Credit & Debit											
Asia Pacific	$2,156	(11.6%)	(11.6%)	$1,778	(9.6%)	(9.9%)	30,879	$378	(19.9%)	(18.8%)	3,362
Canada	285	(3.6%)	(2.5%)	260	(4.6%)	(3.5%)	3,911	25	7.8%	9.1%	34
CEMEA	1,144	(4.3%)	1.1%	534	4.5%	11.9%	23,547	610	(11.0%)	(6.8%)	4,303
LAC	820	(14.3%)	0.7%	383	(10.7%)	6.4%	14,833	437	(17.3%)	(3.9%)	4,001
US	4,759	3.3%	3.3%	4,170	3.6%	3.6%	72,085	589	1.6%	1.6%	3,141
Europe	2,215	(2.3%)	(1.7%)	1,782	2.5%	2.6%	42,269	433	(18.0%)	(16.5%)	2,765
Visa Inc.	11,379	(3.2%)	(1.4%)	8,907	(0.4%)	0.7%	187,524	2,472	(12.2%)	(8.3%)	17,606
Visa Credit Programs											
US	$1,974	(8.0%)	(8.0%)	$1,939	(7.2%)	(7.2%)	23,020	$35	(39.0%)	(39.0%)	42
International	2,616	(12.7%)	(11.1%)	2,460	(12.1%)	(10.5%)	42,415	156	(20.5%)	(18.9%)	636
Visa Inc.	4,590	(10.7%)	(9.8%)	4,399	(10.0%)	(9.1%)	65,435	191	(24.7%)	(23.6%)	678
Visa Debit Programs											
US	$2,785	13.2%	13.2%	$2,231	15.2%	15.2%	49,065	$554	6.1%	6.1%	3,099
International	4,004	(3.7%)	0.4%	2,276	7.5%	10.2%	73,024	1,727	(15.4%)	(10.2%)	13,829
Visa Inc.	6,788	2.6%	5.3%	4,508	11.2%	12.6%	122,089	2,281	(11.0%)	(6.7%)	16,928

For the 12 Months Ended December 31, 2019

	Total Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Transactions (millions)	Cash Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Cash Transactions (millions)	Accounts (millions)	Cards (millions)
All Visa Credit & Debit													
Asia Pacific	$2,438	0.2%	2.8%	$1,966	2.0%	5.3%	30,562	$472	(6.8%)	(6.6%)	4,053	902	996
Canada	296	3.4%	5.7%	272	3.5%	5.7%	3,989	23	3.2%	5.6%	46	73	77
CEMEA	1,196	7.2%	9.6%	511	20.1%	22.7%	20,609	685	(0.8%)	1.7%	4,939	362	360
LAC	957	(1.9%)	7.7%	429	3.9%	15.8%	14,990	528	(6.1%)	2.0%	4,794	447	486
US	4,605	7.3%	7.3%	4,026	8.1%	8.1%	73,393	579	1.7%	1.7%	3,702	787	969
Europe	2,267	(0.2%)	5.4%	1,739	2.7%	8.0%	42,032	528	(8.7%)	(2.6%)	3,892	516	568
Visa Inc.	11,759	3.4%	6.1%	8,943	5.9%	8.4%	185,575	2,816	(3.9%)	(0.6%)	21,426	3,088	3,457
Visa Credit Programs													
US	$2,146	6.6%	6.6%	$2,089	6.8%	6.8%	25,452	$58	2.2%	2.2%	60	276	340
International	2,996	1.6%	5.9%	2,800	2.1%	6.4%	43,477	196	(4.4%)	(0.5%)	865	711	797
Visa Inc.	5,142	3.7%	6.2%	4,888	4.0%	6.5%	68,929	254	(3.0%)	0.1%	925	987	1,137
Visa Debit Programs													
US	$2,459	7.9%	7.9%	$1,937	9.7%	9.7%	47,941	$522	1.7%	1.7%	3,642	511	629
International	4,157	0.5%	5.1%	2,117	6.9%	11.7%	68,705	2,040	(5.3%)	(1.2%)	16,859	1,589	1,691
Visa Inc.	6,617	3.1%	6.1%	4,054	8.2%	10.7%	116,646	2,562	(4.0%)	(0.6%)	20,501	2,100	2,320

VISA 13

2. Cross-Border Volume

The table below represents cross-border volume growth for cards and other form factors carrying the Visa, Visa Electron, V PAY, Interlink and PLUS brands. Cross-border volume refers to payments and cash volume where the issuing country is different from the merchant country.

Period	Total Growth (Nominal USD)	Total Growth (Constant USD)	Ex. Intra-Europe [(1)] Growth (Constant USD)
3 Months Ended			
Dec 31, 2020	(18%)	(21%)	(33%)
Sep 30, 2020	(28%)	(29%)	(41%)
Jun 30, 2020	(38%)	(37%)	(47%)
Mar 31, 2020	(4%)	(2%)	(4%)
Dec 31, 2019	7%	9%	9%
12 Months Ended			
Dec 31, 2020	(22%)	(23%)	(32%)

(1) Cross-border volumes excluding transactions within Europe drive our international transaction revenues.

3. Visa Processed Transactions

The table below represents transactions using cards and other form factors carrying the Visa, Visa Electron, V PAY, Interlink and PLUS brands processed on Visa's networks.

Period	Processed Transactions (millions)	Growth
3 Months Ended		
Dec 31, 2020	39,213	4%
Sep 30, 2020	37,448	3%
Jun 30, 2020	30,676	(13%)
Mar 31, 2020	34,941	7%
Dec 31, 2019	37,775	11%
12 Months Ended		
Dec 31, 2020	142,277	0%

VISA 14

15 Footnote Payments volume, including Visa Direct volume, represents the aggregate dollar amount of purchases made with cards and other form factors carrying the Visa, Visa Electron, V PAY and Interlink brands and excludes Europe co-badged volume for the relevant period, and cash volume represents the aggregate dollar amount of cash disbursements obtained with these cards for the relevant period and includes the impact of balance transfers and convenience checks, but excludes proprietary PLUS volume. Total volume represents payments and cash volume. Visa payment products are comprised of credit and debit programs, and data relating to each program is included in the tables. Debit programs include Visa’s signature based and Interlink (PIN) debit programs. The data presented is based on transactions processed by Visa and reported by Visa’s financial institution clients on their operating certificates. Estimates may be utilized if data is unavailable. On occasion, previously presented information may be updated. Prior period updates, if any, are not material. Visa’s CEMEA region is comprised of countries in Central Europe, the Middle East and Africa. Several European Union countries in Central Europe, Israel and Turkey are not included in CEMEA. LAC is comprised of countries in Central and South America and the Caribbean. International includes Asia Pacific, Canada, CEMEA, Europe and LAC. Information denominated in U.S. dollars is calculated by applying an established U.S. dollar/local currency exchange rate for each local currency in which Visa Inc. volumes are reported (“Nominal USD”). These exchange rates are calculated on a quarterly basis using the established exchange rate for each quarter. To eliminate the impact of foreign currency fluctuations against the U.S. dollar in measuring performance, Visa Inc. also reports year-over-year growth in total volume, payments volume and cash volume on the basis of local currency information (“Constant USD”). This presentation represents Visa’s historical methodology which may be subject to review and refinement.